FS KKR Capital Corp. 8-K

Exhibit 10.1

FIFTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
(CCT Tokyo Funding LLC)

THIS FIFTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of December 2, 2019 (this “Amendment”), is entered into by and among CCT TOKYO FUNDING LLC, as the Borrower (the “Borrower”), FS KKR CAPITAL CORP. (as successor in interest to Corporate Capital Trust, Inc.), as the Servicer, the Lender identified on the signature pages hereto and SUMITOMO MITSUI BANKING CORPORATION, the Administrative Agent (in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the above-named parties (together with certain other parties) have entered into that certain Loan and Servicing Agreement, dated as of December 2, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Lenders from time to time party thereto, the Collateral Agent and the Administrative Agent;

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement (as amended by this Amendment), the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement (as amended by this Amendment).

SECTION 2. Amendments.

2.1

The definition of “Agreement and Plan of Merger” in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

“Agreement and Plan of Merger” means that certain Agreement and Plan of Merger, dated as of July 22, 2018, by and among CCT, FS Investment Corporation, IC Acquisition, Inc. and FS/KKR Advisor, LLC.

2.2

The definition of “CCT” in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

“CCT” means (i) prior to the consummation of a Permitted BDC Merger, Corporate Capital Trust, Inc., a Maryland corporation, (ii) on or after the consummation of the Permitted BDC Merger on December 19, 2018 and prior to any additional Permitted BDC Merger, FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.), a Maryland corporation, and (iii) on or after the consummation of any additional Permitted BDC Merger, the applicable Permitted BDC.

2.3

The definition of “Permitted BDC” in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

“Permitted BDC” means each of FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II.

2.4

The definition of “Permitted BDC Merger” in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

“Permitted BDC Merger” means any transaction or a series of related transactions for the direct or indirect acquisition by a Permitted BDC of CCT; provided that substantially concurrently with the consummation of any merger where CCT (or such successor for which opinions referenced below have been delivered) is not the surviving entity, such Permitted BDC shall have delivered perfection, true sale and non-consolidation opinions in form reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, the transaction contemplated by the Agreement and Plan of Merger, which transaction occurred on December 19, 2018, was a Permitted BDC Merger.

2.5

The definition of “Reinvestment Period” in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

“Reinvestment Period” shall mean the date commencing on the Closing Date and ending on the day preceding the earliest of (i) June 2, 2020 (or such later date as results from the Reinvestment Period Extension in accordance with and pursuant to Section 2.01(d)(i), or as otherwise agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders), (ii) the occurrence of an Event of Default and the termination of the Commitments pursuant to Section 7.01 and (iii) the declaration or automatic or scheduled occurrence of the Facility Maturity Date; provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next Business Day.

2.6

The definition of “Stated Maturity Date” in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

“Stated Maturity Date” means June 2, 2023 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as results from the Stated Maturity Date Extension in accordance with and pursuant to Section 2.01(d)(ii), or as otherwise agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders.

2.7

The definitions of “FSIC”, “Initial Reinvestment Period Extension”, “Initial Stated Maturity Date Extension”, “Second Reinvestment Period Extension” and “Second Stated Maturity Date Extension” are deleted in their entirety.

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2.8

The following new definitions are added to Section 1.01 of the Agreement as alphabetically appropriate as follows:

“Fourth Amendment Date” means November 30, 2018.

“Reinvestment Period Extension” has the meaning assigned to that term in Section 2.01(d)(i).

“Stated Maturity Date Extension” has the meaning assigned to that term in Section 2.01(d)(ii).

2.9

Section 2.01(d) of the Agreement is amended and restated in its entirety as follows:

(d)

(i)

So long as (x) no Event of Default has occurred (and has not been waived) or would result therefrom, (y) no Unmatured Event of Default exists or would result therefrom and (z) no Borrowing Base Deficiency exists or would result therefrom, the Borrower (or the Servicer on the Borrower’s behalf) may, at any time (but on or prior to May 15, 2020) after the first anniversary of the Fourth Amendment Date, make a request to the Administrative Agent and the Lenders to extend the date set forth in clause (i) of the definition of “Reinvestment Period” for a period of six months (such extension, the “Reinvestment Period Extension”). The effectiveness of the Reinvestment Period Extension shall be conditioned upon the payment of the applicable Extension Fee to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. For the avoidance of doubt, the Administrative Agent agrees that the Borrower, in its sole and absolute discretion, may elect to extend the date set forth in clause (i) of the definition of “Reinvestment Period”.

(ii)

So long as (x) no Event of Default has occurred (and has not been waived) or would result therefrom, (y) no Unmatured Event of Default exists or would result therefrom and (z) no Borrowing Base Deficiency exists or would result therefrom, the Borrower (or the Servicer on the Borrower’s behalf) may, at any time (but on or prior to May 15, 2020) after the first anniversary of the Fourth Amendment Date, make a request to the Administrative Agent and the Lenders to extend the date set forth in the definition of “Stated Maturity Date” for a period of six months (such extension, the “Stated Maturity Date Extension”). The effectiveness of the Stated Maturity Date Extension shall be conditioned upon the payment of the applicable Extension Fee to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. For the avoidance of doubt, the Administrative Agent agrees that the Borrower, in its sole and absolute discretion, may elect to extend the date set forth in the definition of “Stated Maturity Date”.

2.10

All references to “Corporate Capital Trust, Inc.” in the Agreement and the other Transaction Documents shall be changed to references to “FS KKR Capital Corp.” or “FS KKR Capital Corp. (as successor in interest to Corporate Capital Trust, Inc.)”, as applicable.

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SECTION 3. Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4. Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)

this Amendment has been duly executed and delivered by it;

(b)

this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)

there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5. Conditions to Effectiveness.

The effectiveness of this Amendment is subject to the receipt by (A) the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letter related thereto and (b) the fee payable on the date hereof as specified in the fee letter and (B) Mayer Brown LLP of its fees invoiced to date.

SECTION 6. Miscellaneous.

(a)

This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)

The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)

This Amendment may not be amended or otherwise modified except as provided in the Agreement (as amended by this Amendment).

(d)

The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)

Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

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(f)

This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	CCT TOKYO FUNDING LLC

By: FS KKR Capital Corp., its Designated Manager

	By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

SERVICER:	FS KKR CAPITAL CORP.

	By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

[Signatures Continue on the Following Page]

[Signature Page to Fifth Amendment -- CCT Tokyo Funding LLC]

ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ Yoshiyuki Natsuyama
Name: Yoshiyuki Natsuyama
Title: Managing Director

LENDER:	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ Yoshiyuki Natsuyama
Name: Yoshiyuki Natsuyama
Title: Managing Director

[Signature Page to Fifth Amendment -- CCT Tokyo Funding LLC]